UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):

May 19, 2016

ALEXANDER’S, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	No. 001-06064	No. 51-0100517
(State or Other	(Commission	(IRS Employer
Jurisdiction of	File Number)	Identification No.)
Incorporation)

210 Route 4 East Paramus, New Jersey	07652
(Address of Principal Executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (201) 587-8541

Former name or former address, if changed since last report: N/A

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2.):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.  Submission of Matters to a Vote of Security Holders.

   On May 19, 2016, Alexander’s, Inc. (the “Company”) held its 2016 Annual Meeting of Stockholders (the “Meeting”). As of March 21, 2016, the record date for stockholders entitled to vote at the Meeting, there were 5,106,196 shares of common stock, par value $1.00 per share (the “Shares”) outstanding and entitled to vote. Of the Shares entitled to vote at the Meeting, 5,003,397, or approximately 98% of the Shares were present or represented by proxy. There were three matters presented and voted on. Set forth below is a brief description of each matter voted on and the voting results with respect to each such matter.

Proposal 1 – Election of three nominees to serve on the Board of Directors for a three-year term and until their respective successors are duly elected.

Nominee	For	Withheld	Broker Non-Votes

Steven Roth	4,181,032	678,876	143,489
Thomas R. DiBenedetto	4,785,131	74,777	143,489
Wendy A. Silverstein	4,165,158	694,750	143,489

Proposal 2 – Approval of the 2016 Omnibus Stock Plan of Alexander’s, Inc.

	For	Against	Abstain	Broker Non-Votes

Votes Cast	4,334,561	523,789	1,558	143,489

Proposal 3 – Ratification of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the fiscal year 2016.

	For	Against	Abstain

Votes Cast	4,999,606	2,106	1,685

In addition to the three nominees who were re-elected to serve on the Company’s Board of Directors, David Mandelbaum, Arthur I. Sonnenblick, Neil Underberg, Dr. Richard R. West, and Russell B. Wight, Jr., continue to serve as Directors after the Meeting.

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ALEXANDER’S, INC.
(Registrant)

By:	/s/ Joseph Macnow
Name:	Joseph Macnow
Title:	Executive Vice President and Chief Financial Officer

Date: May 24, 2016

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